UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2018

THE CONTAINER STORE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36161	26-0565401
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Freeport Parkway
Coppell, TX 75019
(Address of principal executive offices) (Zip Code)

(972) 538-6000
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry Into a Material Definitive Agreement.

On September 14, 2018 (the “Effective Date”), The Container Store, Inc. (the “Borrower”), a wholly-owned subsidiary of The Container Store Group, Inc. (the “Company”), entered into a fifth amendment (the “Fifth Amendment”) to the Credit Agreement, dated as of April 6, 2012, among the Borrower, the Company, as a guarantor, the other guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (as previously amended and as amended by the Fifth Amendment, the “Senior Secured Term Loan Facility”).

The Fifth Amendment amends the Senior Secured Term Loan Facility to, among other things, (i) extend the maturity date of the loans under the Senior Secured Term Loan Facility to September 14, 2023, (ii) decrease the applicable interest rate margin to 5.00% for LIBOR loans and 4.00% for base rate loans and, beginning from the date a compliance certificate is delivered to the administrative agent for the fiscal year ending March 30, 2019, allow the applicable interest rate margin to step down to 4.75% for LIBOR loans and 3.75% for base rate loans upon achievement of a consolidated leverage ratio equal to or less than 2.75:1.00, and (iii) impose a 1.00% premium if a voluntary prepayment is made from the proceeds of a repricing transaction within 12 months after the Effective Date.

In connection with the Fifth Amendment, the Company repaid $20.0 million of the outstanding loans under the Senior Secured Term Loan Facility, which reduces the aggregate principal amount of the Senior Secured Term Loan Facility to $272.5 million.  The Company drew down a net amount of approximately $10.0 million on its revolving credit facility in connection with the closing of the Fifth Amendment.

The foregoing description of the Fifth Amendment is qualified in its entirety by reference to the full text of the Fifth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 7.01. Regulation FD Disclosure.

As a result of the Fifth Amendment, for fiscal 2018, the Company expects a reduction to interest expense of approximately $2 million, or $0.03 per share, for a total interest expense of approximately $28 million, and debt extinguishment costs of approximately $2 million. On an annualized basis, the Company expects a reduction to interest expense of approximately $5.0 million or $0.07 per share. The Company expects fiscal 2018 net income per share to be $0.30 to $0.40 based on estimated common shares outstanding of 49 million. Adjusted net income per share is expected to be $0.41 to $0.51 (see reconciliation table below). Additionally, due to the recent weakening of the Swedish krona to the United States dollar and the related impact of foreign currency translation on the Company’s consolidated statements of operations, the Company expects fiscal 2018 consolidated net sales to be $885 million to $895 million. All other elements of the Company’s previously issued outlook for fiscal 2018 remain unchanged.

The table below reconciles the non-GAAP financial measures of adjusted net income and adjusted net income per diluted share with the most directly comparable GAAP financial measures of GAAP net income and GAAP net income per diluted share.

	Fiscal Year 2018 Outlook
(In thousands, except share and per share amounts) (unaudited)	Low	High
Numerator:
Net income	$14,900	$19,800
Optimization Plan implementation charges (a)	4,864	4,864
Loss on extinguishment of debt (b)	2,100	2,100
Taxes(c)	(1,800)	(1,800)
Adjusted net income	$20,064	$24,964

Denominator:
Weighted average common shares outstanding — diluted	49,000,000	49,000,000

Net income per diluted share	$0.30	$0.40
Adjusted net income per diluted share	$0.41	$0.51

(a)                                 Charges incurred as part of the implementation of our Optimization Plan, which include certain consulting costs recorded in selling, general, and administrative expenses, which we do not consider in our evaluation of ongoing performance.

(b)                                 Loss recorded as a result of the amendment made to the Senior Secured Term Loan Facility in September 2018, which we do not consider in our evaluation of our ongoing operations.

(c)                                  Tax impact of adjustments to net income, as well as the tax benefit recorded in the first quarter of fiscal 2018 as a result of a reduction in the Swedish tax rate, which is considered to be an unusual or infrequent tax item, all of which we do not consider in our evaluation of ongoing performance.

The information in Item 7.01 of this current report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Amendment No. 5 to Credit Agreement, dated as of September 14, 2018 among The Container Store, Inc., the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and the lenders from time to time party thereto (Term Loan Amendment)

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including statements about our anticipated interest expense, debt extinguishment costs, and financial performance for fiscal 2018. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our Optimization Plan may not result in improved sales and profitability; our inability to open or relocate new stores, or remodel existing stores, in the timeframe and at the locations we anticipate; overall decline in the health of the economy, consumer spending, and the housing market; our operating and financial performance in a given period may not meet the guidance we provided to the public; our inability to manage costs and risks relating to new store openings; our inability to source and market new products to meet consumer preferences; our failure to achieve or maintain profitability; risks related to opening a second distribution center; effects of a security breach or cyber-attack of our website or information technology systems; our vulnerability to natural disasters and other unexpected events; our reliance upon independent third party transportation providers; our inability to protect our brand; our failure to successfully anticipate consumer preferences and demand; our inability to manage our growth; inability to locate available retail store sites on terms acceptable to us; our inability to maintain sufficient levels of cash flow to meet growth expectations; disruptions in the global financial markets leading to difficulty in borrowing sufficient amounts of capital to finance the carrying costs of inventory to pay for capital expenditures and operating costs; fluctuations in currency exchange rates; our inability to effectively manage our online sales; competition from other stores and internet based competition; our inability to obtain merchandise on a timely basis at competitive prices as a result of changes in vendor relationships; vendors may sell similar or identical products to our competitors; our reliance on key executive management, and the transition in our executive leadership; our inability to find, train and retain key personnel; labor relations difficulties; increases in health care costs and labor costs; our dependence on foreign imports for our merchandise; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti bribery and anti-kickback laws; our indebtedness may restrict our current and future operations; effects of tax reform; and uncertainty with respect to tax and trade policies, tariffs, and government regulations affecting trade between the United States and other countries. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on May 31, 2018, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CONTAINER STORE GROUP, INC.

Date: September 17, 2018	By:	/s/ Jodi Taylor

Jodi Taylor
Chief Financial Officer and Chief Administrative Officer